UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
February 27, 2009

Vivid Learning Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	333-116255 (Commission File Number)	42-1623500 (I.R.S. Employer Identification No.)
5728 Bedford Street Pasco, Washington (Address of principal executive offices)	99301 (Zip Code)
Registrant’s telephone number, including area code: (509) 545-1800

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2009, Vivid Learning Systems, Inc. announced the appointment of David S. Lippes, to serve on the Board of Directors of the Company. It is expected that Mr. Lippes will serve on one or more committees of the registrant’s board of directors; however, as of the date of the filing of this report, it has not been determined on which committee(s) he will serve.

In addition, Rabindra Nanda was named Chief Operating Officer of the Company.  Mr. Nanda, age 41, has been with the Company for over eight years, most recently as the Chief Marketing Officer. Mr. Nanda has over fifteen years experience in the industry in various sales, marketing, and operational roles.

The Company pays Mr. Nanda $10,000 per month for his services plus benefits under a standard offer of employment, but has not entered into any other employment agreements with him.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
(Registrant)
March 3, 2009	/s/ Robert M. Blodgett
(Date)	Robert M. Blodgett Corporate Secretary/Treasurer